FOX CHASE BANCORP, INC.	1st QUARTER EARNINGS 2016

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401
NEWS RELEASE

For Immediate Release

Date:	May 25, 2016
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES CASH DIVIDEND

HATBORO, PA. May 25, 2016 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced that its Board  of Directors declared a cash dividend of $0.14 per outstanding share of common stock. The dividend will be paid on or about June 20, 2016 to stockholders of record as of the close of business on June 10, 2016.

As previously announced, the merger between the Company and Univest Corporation of Pennsylvania (“Univest”) (NASDAQ GS: UVSP) is expected to close in the third quarter of 2016.  The merger agreement between the Company and Univest provides that a Fox Chase shareholder shall receive a dividend in every calendar quarter.  This additional second quarter dividend is being paid because, given Univest’s past practice and the timing of its quarterly dividends, those Fox Chase shareholders that continue to be shareholders of Univest will not receive a dividend from Univest in the third quarter of 2016.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.